                                                                    EXHIBIT 99.2

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On September 13, 2002, Abington Bancorp, Inc. ("Abington") completed its acquisition (the "Acquisition") of Massachusetts Fincorp, Inc, ("Fincorp").

     The following unaudited pro forma combined condensed financial information has been derived from Abington's and Fincorp's historical financial statements under the assumptions and adjustments set forth in the accompanying notes. The information does not incorporate or assume any cost savings in connection with the Acquisition. The pro forma combined condensed statement of operations data account for the Acquisition as a purchase transaction and assume that the Acquisition had occurred at the beginning of the periods presented. The pro forma combined condensed balance sheet data assume that the Acquisition occurred on June 30, 2002.

     The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated at the assumed time.

     The unaudited pro forma combined condensed financial information reflects the value of the Abington common stock issued in the Acquisition, with related adjustments to paid in capital and the cancellation of Fincorp's treasury stock. In accordance with the merger agreement governing the Acquisition, the number of shares of Abington common stock issued in the Acquisition was calculated by multiplying the number of outstanding shares of Fincorp common stock by .60 and then multiplying that number by 1.6175 (the exchange ratio).

     NOTES TO UNAUDITED COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A.   BASIS OF PRESENTATION

     The pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Acquisition been consummated at the beginning of each of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

     Under accounting principles generally accepted in the United States of America, the Acquisition is accounted for using the purchase method of accounting and, as such, the assets and liabilities of Fincorp are recorded at their estimated fair values. The allocation of the total purchase cost reflected in the unaudited pro forma combined condensed consolidated financial information is preliminary, subject to in-process appraisals and management review. The allocation of the total purchase cost has been made to the major categories of assets and liabilities in the accompanying unaudited pro forma combined condensed consolidated financial information.

     The unaudited pro forma combined condensed consolidated statement of operations give effect to the Acquisition as if the Acquisition had occurred on January 1, 2001 and January 1, 2002, respectively. The unaudited pro forma combined condensed consolidated balance sheet assumes the Acquisition was consummated on June 30, 2002. Certain reclassifications have been included in the unaudited pro forma combined condensed consolidated balance sheet and unaudited pro forma combined condensed consolidated statement of operations to conform the presentation.

     Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

     Estimated fair values for assets and liabilities of Fincorp were obtained as follows:

     CASH AND CASH EQUIVALENTS. The carrying amount of cash and cash equivalents approximates their fair value.

     INVESTMENTS AND MORTGAGE-BACKED SECURITIES. Fair values are based on quoted market prices.

     STOCK IN FEDERAL HOME LOAN BANK. No ready market exists for this stock and it has no quoted market value; however, redemption of this stock historically has been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

     LOANS. Fair value of loans held for investment and other loans are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms. A prepayment assumption is used as an estimate of the portion of loans that will be repaid prior to their scheduled maturity. The allowance for loan losses as recorded is deemed to be a reasonable estimate of the credit adjustment.

     OFFICE PROPERTIES AND EQUIPMENT. Fair values for real estate are based upon discounted cash flow analyses using rental rates for like commercial properties in the areas where branches were located as well as from corroborating such estimates with other real estate professionals based on current market conditions.

     DEPOSITS. The book value is deemed to be a reasonable estimate of fair value except for time deposits. The fair values of time deposits were determined by discounting scheduled cash flows using current interest rates.

     FHLB ADVANCES AND OTHER BORROWINGS. Fair values for advances and other borrowings are estimated by discounting scheduled cash flows using current interest rates.

     IDENTIFIABLE INTANGIBLE ASSETS. A fair value for the core deposit intangible asset has been determined to be $4.2 million, based on estimated premium and total deposits of $98.8 million. A fair value for the non-compete intangible asset was estimated based on the amounts to be paid under the non-compete agreement.

     OTHER ASSETS AND OTHER LIABILITIES. Because these financial instruments will typically be received or paid within three months, the carrying amounts of such instruments are deemed to be a reasonable estimate of fair value.

     The premium on loans will be amortized to interest income over five to nine years to approximate a constant yield to maturity. The premium on FHLB advances and time deposits will be amortized over two to three years to approximate a constant yield to maturity. The real estate adjustment will be amortized over approximately 20 years as it primarily relates to land and buildings. The core deposit intangible asset will be amortized over 10 years on a straight-line basis. The non-compete intangible asset will be amortized over the on-year contract period on a straight-line basis.

B.   CALCULATION OF PURCHASE PRICE

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     The allocation of the cost to acquire Fincorp is described in the table below (in thousands). Total consideration is approximately $15,782, comprised of 60% common stock of Abington and 40% cash, net of proceeds due if options of Fincorp were exercised prior to the closing of the transaction. Number of shares and options are rounded to the nearest hundred.

           Value of shares issued............315,600 X 1.6175  X 18.55  =    $   9,469
           Value of cash consideration.......210,400 X 1.6175  X 18.55  =    $   6,313
                                                                             ---------
           Total consideration.............................................. $  15,782

       Number of Abington shares issued:
           Fincorp share outstanding........................................   526,000
           Consideration to be paid in Abington common stock                        60%
           Fincorp shares to be exchanged for Abington
                common stock................................................   315,600
           Exchange ratio...................................................    1.6175
                                                                             ---------
           Abington shares to be issued.....................................   510,500
                                                                             ---------

C.   PURCHASE ACCOUNTING ADJUSTMENTS

     Reflects the purchase accounting adjustments to effect the acquisition of Fincorp.

                                                                             (IN THOUSANDS)
                                                                             --------------
     CALCULATION OF COST OF ACQUIRED ENTITY
       Fair value of shares issued by Abington..............................   $   9,469
       Cash consideration paid by Abington..................................       6,313
       Acquisition costs....................................................       1,699
                                                                               ---------
       Cost of acquired entity..............................................      17,481
       Book equity, excluding investment mark to market (below).............      10,444
                                                                               ---------
       Excess of acquisition costs over book value..........................   $   7,037
                                                                               ---------

     ALLOCATION OF EXCESS OF ACQUISITION COSTS OVER BOOK VALUE:

       Adjust loans to market value.........................................   $   2,900
       Write-up of fixed assets.............................................         410
       Adjust time deposits to market value.................................        (806)
       Adjust borrowings to market value....................................      (1,027)
       Value of converted Fincorp stock options.............................        (950)
       Adjust equity investment for mark to market..........................          (9)
       Adjust deferred tax liabilities for tax effect of non-deductible core deposit intangibles and the effect of purchase accounting
       adjustments..........................................................      (2,336)
       Core deposit intangible..............................................       4,200
       Non-compete intangible...............................................         100
       Goodwill.............................................................       4,555
                                                                               ---------
                                                                               $   7,037
                                                                               ---------

     The unaudited proforma combined condensed consolidated balance at June 30, 2002 reflects the one-time Acquisition and integration costs that total approximately $1.7 million. Approximately $900,000 of these costs relates to various severance arrangements and other executive payments with the remaining

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costs being comprised of investment banking, legal and other professional costs.
Acquisition and integration costs are not included in the unaudited pro forma condensed statement of operations.

D.   PRO FORMA ADJUSTMENTS

     Pro forma adjustments that were calculated for the Acquisition are as follows (in thousands):

                                                                      JUNE 30, 2002   DECEMBER 31, 2001
                                                                      -------------   -----------------
   Amortization of premium on loans receivable.......................    $  (207)          $  (414)
   Amortization of premium on FHLB advances..........................        257               514
   Amortization of discount on time deposits.........................        201               402
   Amortization of core deposit intangible asset.....................       (210)             (420)
   Amortization of adjustment to real estate.........................         (8)              (16)
   Amortization of non-compete intangible asset......................        (50)             (100)
                                                                         -------           -------
        Total adjustments............................................    $   (17)          $   (34)
                                                                         -------           -------

     In addition to the above adjustments, reductions in interest income on investments as a result of the cash payment to Fincorp stockholders is calculated on a 4.0% interest rate.

E.   COST SAVINGS AND REVENUE ENHANCEMENTS

     As a result of the Acquisition, Abington anticipates cost savings, revenue enhancements and other operating synergies. The cost savings, revenue enhancements and other operating synergies are expected to be achieved in various amounts at various times during the periods subsequent to the Acquisition and not ratably over or at the beginning or end of such periods. For the purpose of preparing the pro forma statement of operations, we have not taken into account any adjustments on a pro rata basis or otherwise to reflect the anticipated cost savings, revenue enhancements and other operating synergies that are expected. We have, however, shown as pro forma adjustment interest income reduction associated with the liquidation of investments to pay cash consideration to Fincorp shareholders and also the pro rata amortization expense associated with the estimated core deposit intangible. The dilution shown in the pro forma condensed statements of operations does not reflect management's expectations for the actual financial performance of the combined company following completion of the transaction if the estimated cost savings, revenue enhancements and operating synergies are recognized.

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                              ABINGTON BANCORP, INC
             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                  PRO FORMA
                                                          ABINGTON      FINCORP      ADJUSTMENTS                  COMBINED
                                                        -----------   ----------    -------------              --------------
Cash and due from banks                                 $    31,886   $    2,648                               $       34,534
Short term investment                                           435        2,211                                        2,646
Securities available for sale, at market value              380,064       33,752           (6,313) (A)(B)             407,503
Loans held for sale                                           9,733        5,848                                       15,581

Loans and leases                                            347,329       71,846            2,900  (A)(C)             422,075
Less: Allowance for loan and lease loss                      (5,403)        (694)                                      (6,097)
                                                        -----------   ----------    -------------              --------------
 Net loans                                                  341,926       71,152            2,900                     415,978

Federal home loan bank stock, at cost                        12,910        1,132                                       14,042
Premises and equipment                                        8,621        3,991              410  (A)                 13,022
Other real estate owned, net                                      -                                                         -
Non-compete intangible                                            -            -              100  (C)                    100
Core deposits                                                   756            -            4,200  (A)(B)(C)            4,956
Goodwill                                                      1,395            -            4,555  (A)(B)(C)            5,950
Bank-owned life insurance-contract value                      3,774            -                -                       3,774
Deferred tax asset, net                                           -            -                -                           -
Other assets                                                  6,991        1,115                                        8,106
                                                        -----------   ----------    -------------              --------------

 Total asset                                            $   798,491   $  121,849    $       5,852              $      926,192
                                                        ===========   ==========    =============              ==============

Deposits                                                $   551,384   $   98,800    $         806  (A)(C)      $      650,990
Borrowings                                                  183,763       12,065            1,027  (A)(C)             196,855
Accrued taxes and expenses                                    4,846            -            2,336  (C)                  7,182
Other liabilities                                             1,176          549            1,699  (A)(C)               3,424
                                                        -----------   ----------    -------------              --------------

 Total liabilities                                          741,169      111,414            5,868                     858,451

Guaranteed preferred beneficial interest in junior
 subordinated debentures                                     12,200            -                                       12,200

Commitments and contingencies

Stockholders' equity:
Serial preferred stock                                            -                                                         -
Common stock:
 Abington                                                       500            -               52  (A)(C)                 552
 Fincorp                                                          -            6               (6) (A)(C)                   -
Additional paid in capital                                   23,358        5,948            4,419  (A)(B)(C)           33,725
Retained earnings                                            34,451        6,202           (6,202) (A)(C)              34,451
Treasury stock, at cost                                     (17,584)      (1,074)           1,074  (A)(C)             (17,584)
Compensation plans                                              120         (638)             638  (A)(C)                 120
Net unrealized gain (loss) on available for sale
 securities, net of taxes                                     4,277           (9)               9  (A)(C)               4,277
                                                        -----------   ----------    -------------              --------------
 Total stockholders' equity                                  45,122       10,435              (16)                     55,541
                                                        -----------   ----------    -------------              --------------

 Total liabilities and stockholders' equity             $   798,491   $  121,849    $       5,852              $      926,192
                                                        ===========   ==========    =============              ==============

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                              ABINGTON BANCORP, INC
        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                  PRO FORMA
                                                         ABINGTON      FINCORP       ADJUSTMENTS                  COMBINED
                                                        -----------   ----------    -------------              --------------
Interest and dividend income:
 Interest and fees on loans                             $    12,688   $    2,995    $        (207) (C)(D)      $       15,476
 Interest and dividends on securities                        10,829          871             (126) (C)(D)              11,574
 All other income                                                83           33                                          115
                                                        -----------   ----------    -------------              --------------
  Total interest and dividend income                         23,600        3,899             (333)                     27,165
                                                        -----------   ----------    -------------              --------------

Interest expense:
 Interest on deposits                                         5,684        1,178             (201) (C)(D)               6,661
 Interest on borrowed funds                                   5,997          213             (257) (C)(D)               5,954
                                                        -----------   ----------    -------------              --------------
  Total interest expense                                     11,681        1,391             (458)                     12,614
                                                        -----------   ----------    -------------              --------------

  Net interest income before provision                       11,918        2,508              125                      14,551

Provision for loan loss                                         (25)         (24)                                         (49)
                                                        -----------   ----------    -------------              --------------

Net interest income                                          11,943        2,532              125                      14,600
                                                        -----------   ----------    -------------              --------------

Non-interest income:
 Loan servicing fees                                             82            -                                           82
 Customer service fees                                        4,140          118                                        4,257
 Gain (loss) on securities, net                                  87          111                                          198
 Gain on sale of loans, net                                   1,767          384                                        2,151
 Net gain (loss) on sale and writedown of OREO                    -            -                                            -
 Gain (loss) on sale of fixed assets, net                         -            -                                            -
 Other income                                                   161           50                                          212
                                                        -----------   ----------    -------------              --------------
  Total non-interest income                                   6,237          663                -                       6,900
                                                        -----------   ----------    -------------              --------------

Non-interest expense:
 Salaries and employee benefits                               6,585        1,197               50  (C)(D)               7,833
 Occupancy and equipment expense                              1,638          251                8  (C)(D)               1,897
 Trust preferred securities expense                             560            -                                          560
 Other non-interest expense                                   3,545          831              210  (C)(D)               4,585
                                                        -----------   ----------    -------------              --------------
  Total non-interest expense                                 12,328        2,279              268                      14,875
                                                        -----------   ----------    -------------              --------------

Net income before income taxes                                5,852          916             (143)                      6,625
Income tax expense                                            2,161          359              (57) (D)                  2,463
                                                        -----------   ----------    -------------              --------------
Net income before cumulative effect of accounting
 change                                                       3,692          556              (86)                      4,162

Cumulative effect of accounting change                            -            -                -                           -
                                                        -----------   ----------    -------------              --------------
Net income                                              $     3,692   $      556    $         (86)             $        4,162
                                                        ===========   ==========    =============              ==============

Basic earnings per share                                $      1.16   $     1.14                               $         1.13
                                                        ===========   ==========                               ==============

Diluted earnings per share                              $      1.11   $     1.09                               $         1.07
                                                        ===========   ==========                               ==============

Average common shares-basic                               3,185,000      489,214                                    3,695,500
                                                        ===========   ==========                               ==============

Average common shares-diluted                             3,316,000      508,987                                    3,874,700
                                                        ===========   ==========                               ==============

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                             ABINGTON BANCORP, INC.
        PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                  PRO FORMA
                                                         ABINGTON      FINCORP       ADJUSTMENTS                  COMBINED
                                                        -----------   ----------    -------------              --------------
Interest and dividend income:
 Interest and fees on loans                             $    29,510   $    6,898    $        (414) (C)(D)      $       35,994
 Interest and dividends on securities                        20,862        1,317             (252) (C)(D)              21,927
 All other income                                               121          124                                          245
                                                        -----------   ----------    -------------              --------------
  Total interest and dividend income                         50,493        8,339             (666)                     58,166
                                                        -----------   ----------    -------------              --------------

Interest expense:
 Interest on deposits                                        14,697        3,291             (402) (C)(D)              17,586
 Interest on borrowed funds                                  12,946          841             (514) (C)(D)              13,273
                                                        -----------   ----------    -------------              --------------
  Total interest expense                                     27,643        4,132             (916)                     30,859
                                                        -----------   ----------    -------------              --------------

  Net interest income before provision                       22,850        4,207              250                      27,307

Provision for loan loss                                       1,705         (127)                                       1,578
                                                        -----------   ----------    -------------              --------------

Net interest income                                          21,145        4,334              250                      25,729
                                                        -----------   ----------    -------------              --------------

Non-interest income:
 Loan servicing fees                                            255            -                                          255
 Customer service fees                                        7,949          247                                        8,196
 Gain (loss) on securities, net                              (1,723)         (33)                                      (1,756)
 Gain on sale of loans, net                                   2,888          663                                        3,551
 Net gain (loss) on sale and writedown of OREO                   (2)           -                                           (2)
 Gain (loss) on sale of fixed assets, net                         -            -                                            -
 Other income                                                   402          121                                          523
                                                        -----------   ----------    -------------              --------------
  Total non-interest income                                   9,769          998                -                      10,767
                                                        -----------   ----------    -------------              --------------

Non-interest expense:
 Salaries and employee benefits                              12,521        2,393              100  (C)(D)              15,014
 Occupancy and equipment expense                              4,032          542               16  (C)(D)               4,590
 Trust preferred securities expense                           1,120            -                                        1,120
 Other non-interest expense                                   8,032        1,220              420  (C)(D)               9,672
                                                        -----------   ----------    -------------              --------------
  Total non-interest expense                                 25,705        4,155              536                      30,396
                                                        -----------   ----------    -------------              --------------

Net income before income taxes                                5,209        1,177             (286)                      6,100
Income tax expense                                            1,834          384             (114) (D)                  2,104
                                                        -----------   ----------    -------------              --------------
Net income before cumulative effect of accounting
 change                                                       3,375          793             (172)                      3,996

Cumulative effect of accounting change                         (298)           -                -                        (298)
                                                        -----------   ----------    -------------              --------------
 Net income                                             $     3,077   $      793    $        (172)             $        3,698
                                                        ===========   ==========    =============              ==============

Basic earnings per share                                $      0.99   $     1.56                               $         1.02
                                                        ===========   ==========                               ==============

Diluted earnings per share                              $      0.95   $     1.51                               $         0.97
                                                        ===========   ==========                               ==============

Average common shares-basic                               3,103,000      508,000                                    3,613,500
                                                        ===========   ==========                               ==============

Average common shares-diluted                             3,239,000      525,000                                    3,797,700
                                                        ===========   ==========                               ==============

PROFORMA COMBINED AVERAGE COMMON SHARES
Abington Common Shares Basic @ June 30, 2002
 (per 6/30 Abington10Q)                                                                                             3,103,000
Abington common shares issued @ acquisition                                                                           510,522
                                                                                                 ----------------------------
                   AVERAGE COMMON SHARE-BASIC                                                                       3,613,522
Common Stock Equivalents-Abington                                                                                     136,000
Common Stock Equivalents-MAFN option                                                                                   48,145
                                                                                                 ----------------------------
                AVERAGE COMMON SHARES-DILUTED                                                                       3,797,667
                                                                                                 ----------------------------

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